Exhibit 21
Subsidiaries of the Company
•	Northwest Savings Bank, a Pennsylvania savings bank

•	Northwest Bancorp Capital Trust III, a Delaware statutory business trust

•	Northwest Bancorp Statutory Trust IV, a Connecticut statutory business trust

•	CSB Trust
Subsidiaries of Northwest Savings Bank
•	Northwest Financial Services, Inc., a Pennsylvania corporation

•	Great Northwest Corporation, a Pennsylvania corporation

•	Northwest Capital Group Inc., a Pennsylvania corporation

•	Allegheny Services, Inc., a Delaware corporation

•	Northwest Settlement Agency, LLC, a Pennsylvania limited liability company

•	Boetger and Associates, Inc., a Pennsylvania corporation

•	Northwest Consumer Discount Company, Inc., a Pennsylvania corporation which operates under this name in 15 locations in western and central Pennsylvania and also operates:
o	d/b/a Northwest Finance Company in Jamestown and Fredonia, NY, a New York corporation

o	d/b/a Butler Consumer Discount Company in six locations in southwestern Pennsylvania

o	d/b/a Civic Consumer Discount Company in to locations in southwestern Pennsylvania

o	d/b/a Uniontown Financial Services in Uniontown, Pennsylvania

o	d/b/a Erie Consumer Discount in three locations in Erie, Pennsylvania

o	d/b/a Corry Consumer Discount in Corry, Pennsylvania

o	d/b/a Thrift Financial Services in Indiana, Pennsylvania

o	d/b/a Clearfield Consumer Discount in Clearfield, Pennsylvania

o	d/b/a Titusville Consumer Discount in Titusville, Pennsylvania

o	d/b/a Lewistown Consumer Discount in Lewistown, Pennsylvania

o	d/b/a Jeannette Financial Services in Jeannette, Pennsylvania

o	d/b/a Zelie Consumer Discount in Zelienople, Pennsylvania

o	d/b/a Washington Consumer Discount in Washington, Pennsylvania

o	d/b/a St. Mary’s Consumer Discount in St. Mary’s, Pennsylvania

o	d/b/a Hazelton Financial Services in Hazelton, Pennsylvania

o	d/b/a State College Financial Services in State College, Pennsylvania

o	d/b/a Pottsville Financial Services in Pottsville, Pennsylvania

o	d/b/a Williamsport Financial Services in Williamsport, Pennsylvania

o	d/b/a Altoona Financial Services in Altoona, Pennsylvania

o	d/b/a Punxsutawney Financial Services in Punxsutawney, Pennsylvania

o	d/b/a Huntingdon Financial Services in Huntingdon, Pennsylvania

o	d/b/a Belle Vernon Financial Services in Belle Vernon, Pennsylvania

o	d/b/a Latrobe Financial Services in Latrobe, Pennsylvania

o	d/b/a Bloomsburg Financial Services in Bloomsburg, Pennsylvania

o	d/b/a Sunbury Financial Services in Sunbury, Pennsylvania

o	d/b/a Meadville Financial Services in Meadville, Pennsylvania

o	d/b/a Lock Haven Financial Services in Lock Haven, Pennsylvania